Exhibit 10.2

                   EMPLOYMENT AND RETIREMENT BENEFIT AGREEMENT


         THIS EMPLOYMENT AND RETIREMENT BENEFIT AGREEMENT (this "Agreement") is made August 21, 1996, by and between SPURLOCK ADHESIVES, INC., a Virginia corporation ("Employer"), and HAROLD N. SPURLOCK, a Virginia resident ("Employee").

                                    RECITALS:

         A. Employer is engaged in the business of developing, manufacturing and marketing specialty thermosetting resins and formaldehyde for the forest products, building products and furniture industries.

         B. Employee is the founder, immediate past Chairman of the Board, and immediate past chief executive officer of Employer. At the request of Employee, the Board of Directors of Employer has relieved Employee of the duties of such offices. Employer desires to retain the services of Employee as an employee for three additional years and desires to employ Employee as Vice President for Product Development.

         C. In recognition of Employee's service, loyalty, and capabilities, and to induce Employee to continue his employment with Employer, Employer also desires to provide Employee with certain retirement benefits, all pursuant to the terms and conditions set forth herein.

                              TERMS AND CONDITIONS:

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement and other good and valuable consideration, the parties agree as follows:

         1. Employment and Duties. Employer hereby employs Employee, and Employee hereby agrees to serve, as Vice President for Product Development. Employee further agrees to serve as a member of the Board of Directors of Employer and as a member of the Board of Directors of Employer's parent corporation without additional compensation during the term of this Agreement, if nominated for either or both such positions and duly elected. While employed by Employer, Employee shall use his best efforts on Employer's behalf and shall comply with all policies and procedures adopted by Employer. In addition, Employee shall perform such other duties assigned from time to time by Employer and shall devote such time to Employer's business as Employer deems reasonable. Employee shall not undertake employment with any other employer without the express written consent of Employer's chief executive officer.

         2. Term of Employment. Employee's employment pursuant to this Agreement shall commence on September 1, 1996 and expire on August 31, 1999, unless sooner terminated as hereinafter set forth. Thereafter, employment shall continue only upon written agreement of Employee and Employer.

         3. Compensation and Expenses. For all services rendered by Employee under this Agreement, Employee shall receive:

                  (a) a salary at the rate of $180,000 per year, payable periodically in accordance with Employer's policies. Such salary may be increased from time to time by Employer's Board of Directors or its authorized representative;

                  (b) such additional or special compensation, including incentive bonuses, as the Board, in its discretion, may determine from time to time; and

                  (c) reimbursement of expenses in accordance with policies of Employer in effect from time to time.

         4. Vacation and Benefits. Employee shall be entitled to paid vacation in accordance with Employer policies. In addition, Employee shall be entitled to participate in all present or future benefit plans provided by Employer to its employees and for which Employee may qualify or in which Employee elects to participate.

         5.       Termination.

                  (a) Employee's employment with Employer shall be terminated (i) by reason of Employee's death or permanent disability, as determined by a physician satisfactory to Employer, (ii) by Employee upon 30 days notice in writing, or (iii) for cause. For purposes of this section, "cause" shall be deemed to exist if, and only if,

                           (i) Employee willfully refuses to perform services hereunder;

                           (ii) Employee materially breaches paragraph 7, 8 or 9 of this Agreement;

                           (iii) Employee engages in acts of dishonesty or fraud in connection with his service hereunder; or

                           (iv) Employee engages in other serious misconduct of such a nature that the continued employment of Employee may reasonably be expected to adversely affect the business of Employer.

                  (b) If Employee's employment with Employer terminates for cause, or due to death, permanent disability, or voluntary termination, any portion of his fixed salary, pursuant to paragraph 3(a) which is earned but unpaid as of the date of such termination, shall be paid to Employee or to his designated beneficiary in the event of death.

         6. Retirement Benefit. The parties acknowledge that Employee has provided more than 24 years of faithful service to Employer and that Employee is not eligible to receive any qualified or other non-qualified retirement benefits from Employer. Upon Employee's retirement from employment with the Employer at or after August 31, 1999 or death or permanent disability prior to such date, Employer shall for five (5) years pay to Employee, or in the event of Employee's death, Daphne R. Spurlock, his wife, if she survives him, a retirement benefit equal to $150,000 per year. The payment of such benefit shall commence promptly after Employee's retirement, death or disability, and shall be made in such installments as the parties shall mutually determine. Payment shall cease upon the death of both Employee and Daphne R. Spurlock. Neither Employee nor Daphne R. Spurlock shall be entitled to any retirement or death benefit hereunder in the event Employee voluntarily terminates his employment with Employer prior to August 31, 1999 without "good reason." Good reason shall be deemed to exist if, and only if:

                  (a) Employer fails to timely pay the amounts or provide the benefits to which Employee is entitled hereunder, other than an isolated failure not occurring in bad faith and which is remedied within 15 days after receipt of written notice thereof given by Employee, or any other material violation by Employer of the terms of this Agreement which is not remedied within 30 days of written notice;

                  (b)      the   assignment   to  Employee by Employer of duties
materially inconsistent with and inferior to Employee's position, duties, responsibilities and status as a Vice President of Employer, except in connection with the termination of Employee's employment for Cause; or

                  (c) the transfer of Employee's place of employment further than 30 miles beyond the city limits of Petersburg, Virginia, without his prior consent.

         7. Trade Secrets and Confidential Information. During the term of this Agreement, Employee will continue to have access to various trade secrets and confidential information of Employer. Employee acknowledges that such confidential information and trade secrets are owned and shall continue to be owned solely by Employer. During the term of his employment and for five (5) years after such employment terminates, Employee agrees not to use such information for any purpose whatsoever or to divulge such information to any person other than Employer or persons to whom Employer has given its written consent unless Employee is compelled to disclose it by governmental or legal process or by any provision of law or court order. In the event that Employee is compelled to divulge such information as described in the previous sentence, Employee shall give Employer at least five (5) days written notice prior to divulging the information, unless such notification is prohibited by law.

         8. Documents. Under no circumstances shall Employee remove from Employer's office with intention to retain any of Employer's books, records, documents, or customer lists, or any copies of such documents, without the written permission of Employer; nor shall Employee make any copies of such books, records, documents, or customer lists for use and retention outside of Employer's office except as specifically authorized in writing by Employer.

         9. Non-Competition. Employee agrees that during his employment with Employer and for as long as he is receiving retirement benefits, he will not directly or indirectly, either as principal, agent, manager, employee, partner, shareholder, director, officer, consultant or otherwise, become associated with, employed by, or otherwise interested in, whether financially or in any other capacity, any business operation directly competing with Employer in any state east of the Mississippi River. This restriction shall not preclude Employee from becoming the holder of any publicly traded stock provided Employee does not acquire stock interest in excess of one percent (1%).

         10.      Non-solicitation.  Employee agrees that for a period of twelve
(12) months after his employment has terminated for any reason:

                  (a) Employee will not directly or indirectly solicit or sell any of the products or services sold by Employer to any person, company, firm, or corporation or entity who is or was a customer of Employer within five years prior to the termination of Employee's employment; and

                  (b) Employee will not solicit such customers on behalf of himself or any other person, firm, company, or corporation.

         11. Ability to Earn Livelihood. Employee further acknowledges that (i) in the event his employment with Employer terminates for any reason, he will be able to earn a livelihood without violating the foregoing restrictions; and (ii) that his ability to earn a livelihood without violating such restrictions is a material condition to his employment with Employer.

         12. Remedies. Employee acknowledges that (i) compliance with Sections 7, 8, 9, and 10 is necessary to protect the business and good-will of Employer and (ii) a breach of those sections will irreparably and continually damage Employer, for which money damages may not be adequate. Therefore, the parties agree that in the event of such breach, Employer may seek any and all legal or equitable relief available to it, specifically including but not limited to injunctive relief, without the necessity of bond, and may hold Employee liable for all damages, including actual and consequential damages, costs and expenses, as well as legal costs and reasonable attorneys' fees incurred by Employer as a result of such breach.

         13. Duration of Injunction. If Employee violates any of the terms of Sections 7, 8, 9, or 10 and Employer consequently seeks injunctive relief from a court, such injunctive relief may be applied prospectively to include the duration of the covenant unexpired at the time of the first breach, notwithstanding that the covenant may have otherwise expired at the time a lawsuit is filed and/or at the time relief is granted.

         14. Judicial Modification; Severability. The parties have attempted to limit Employee's right to compete only to the extent necessary to protect Employer from unfair competition. The parties recognize, however, that reasonable people may differ in making such a determination. Consequently, the parties hereby agree that, if the scope or enforceability of a restrictive covenant set forth in Section 7, 8, 9 or 10 is in any way disputed at any time, a court or other trier of fact may modify and reform such provision to substitute such other terms as are reasonable to protect Employer's legitimate business interests. If any provision, paragraph, or subparagraph of this Agreement is adjudged by any court to be void or unenforceable in whole or in part, such adjudication shall not affect the validity of the remainder of this Agreement, including any other provision, paragraph, or subparagraph. Each provision, paragraph, and subparagraph of this Agreement is separable from every other provision, paragraph, and subparagraph, and constitutes a separate and distinct covenant.

         15. Waiver of Rights. If in one or more instances either party fails to insist that the other party performs any of the terms of this Agreement, such failure shall not be construed as waiver by such party of any past, present, or future right granted under this Agreement and the obligations of both parties under this Agreement shall continue in full force and effect.

         16. Survival. The obligations contained in Sections 7, 8, 9, and 10 shall survive the termination of Employee's employment. In addition, the termination of employment shall not affect any of the rights or obligations of either party arising prior to or at the time of the termination of employment, or which may arise by any event causing the termination of employment.

         17. Successors. This Agreement shall be binding upon and shall inure to the benefit of Employee, and, to the extent applicable, Employee's heirs, assigns, executors, and personal representative, and upon Employer, its successors and assigns, including without limitation, any person, partnership or corporation that may acquire all or substantially all of Employer's assets and business, or with or into which Employer may be consolidated or merged.

         18. Complete Understanding. This Agreement constitutes the complete understanding between the parties regarding terms and conditions of employment, all prior representations or agreements having been superseded.

         19. Modification. No alteration or modification of any of the provisions of this Agreement shall be valid unless made in writing and signed by both parties.

         20. Governing Law. This Agreement shall be subject to and governed by the laws of the Commonwealth of Virginia. The parties agree that any cause of action arising from the terms of this Agreement shall be brought only in the Circuit Court of the City of Richmond, Virginia. The parties agree that such court shall be the exclusive and sole venue for the adjudication of any disputes hereunder.

                                        SPURLOCK ADHESIVES, INC.




                                        By:      /s/ H. Norman Spurlock, Jr.
                                            -----------------------------------
                                            Name:  H. Norman Spurlock, Jr.
                                                  -----------------------------
                                            Office:  Executive Vice President
                                                  -----------------------------

                                        EMPLOYEE



                                        /s/ Harold N. Spurlock
                                        ---------------------------------------
                                        Harold N. Spurlock

                                 FIRST AMENDMENT
                                       TO
                            EMPLOYMENT AND RETIREMENT
                                BENEFIT AGREEMENT


         THIS FIRST AMENDMENT TO EMPLOYMENT AND RETIREMENT BENEFIT AGREEMENT (this "First Amendment") is made as of February 24, 1997, by and between Spurlock Adhesives, Inc., a Virginia corporation (the "Employer"), and Harold N. Spurlock, a Virginia resident ("Employee"). It is the first amendment to the original Employment and Retirement Benefit Agreement dated August 21, 1996 between the parties (the "Agreement").

         Unless otherwise indicated, all capitalized terms used herein shall have the meaning ascribed to them in the Agreement.

         NOW, THEREFORE, in consideration of the premises, covenants and agreements contained in this First Amendment, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereby agree as follows:

         1. Amendment to Agreement. The Agreement is hereby amended as follows:

                  The second sentence of paragraph 6., Retirement Benefit., of the Agreement is hereby replaced in its entirety by the following:

                  Upon Employee's retirement from employment with the Employer at or after August 31, 1999 or death or permanent disability prior to such date, Employer shall for (5) years pay Employee, or in the event of Employee's death, Daphne R. Spurlock, his wife, if she survives him, a retirement benefit equal to $100,000 per year.

         2. Ratification of Agreement. The terms and conditions of the Agreement as amended by this First Amendment are hereby adopted, ratified, and affirmed by the parties hereto. If any provisions of this First Amendment shall be materially different from or inconsistent with any provisions of the Agreement, the provisions of this First Amendment shall control, and the provisions of the Agreement shall, to the extent of such difference or inconsistency, be deemed modified. This First Amendment and the Agreement, as amended and modified and as approved and adopted, shall constitute a single agreement.

         3. Modifications. No provision of this First Amendment, including the provisions of this section, may be modified, deleted or amended in any manner except by an agreement in writing executed by all of the parties hereto.

         4. Binding Effect; Benefit. This First Amendment shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

         5. Governing Law. This First Amendment shall be interpreted, governed and enforced according to the laws of the Commonwealth of Virginia, without reference to the choice of law principles thereof or any other jurisdiction.

         6. Counterparts. This First Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         IN WITNESS WHEREOF, this First Amendment has been duly executed and delivered by the undersigned as of the date first set forth above.

                                        SPURLOCK ADHESIVES, INC.




                                        By:      /s/ H. Norman Spurlock, Jr.
                                            -----------------------------------
                                            Name:  H. Norman Spurlock, Jr.
                                                  -----------------------------
                                            Office:  Executive Vice President
                                                  -----------------------------

                                        EMPLOYEE



                                        /s/ Harold N. Spurlock
                                        ---------------------------------------
                                        Harold N. Spurlock